OLD MUTUAL EMERGING MANAGERS FUND, L.L.C.

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Ross Weissman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2008.

          SIGNATURE                                       TITLE
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                                          President, Chief Executive Officer
/s/  Matthew Appelstein                   and Principal Manager
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Matthew Appelstein


/s/  Gerald Hellerman                     Manager
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Gerald Hellerman


/s/ George W. Morriss                     Manager
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George W. Morriss


/s/ Paul D. Malek                         Manager
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Paul D. Malek


/s/  Ross Weissman                        Treasurer and Chief Financial Officer
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Ross Weissman